Exhibit 99.1

JACKSON BANK & TRUST

FINANCIAL STATEMENTS

December 31, 2004

JACKSON BANK & TRUST

REPORT OF INDEPENDENT ACCOUNTANTS

Board of Directors and Stockholders
Jackson Bank & Trust
Gainesboro, Tennessee

We have audited the accompanying balance sheets of Jackson Bank & Trust as of December 31, 2004 and 2003, and the related statements of income, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jackson Bank & Trust as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Chattanooga, Tennessee
March 18, 2005, except for Notes 13 and 16,
as to which the date is May 12, 2005

JACKSON BANK & TRUST

BALANCE SHEETS

	December 31,
	2004	2003
Assets

Cash and cash equivalents:
Cash and due from banks	$3,147,609	$3,676,681
Federal funds sold	1,325,000	475,000
Total cash and cash equivalents	4,472,609	4,151,681

Interest bearing deposits with other banks	384,530	432,335

Investment securities available-for-sale	40,871,369	43,961,458

Loans	112,903,305	100,913,108
Less: Allowance for loan losses	(1,751,926)	(1,893,896)
	111,151,379	99,019,212

Bank premises and equipment, net	4,339,912	4,435,477
Federal Home Loan Bank stock	1,803,600	1,732,300
Interest receivable	803,532	827,335
Other assets	4,033,862	3,781,904
	10,980,906	10,777,016

Total assets	$167,860,793	$158,341,702

Liabilities and Stockholders' Equity

Deposits:
Noninterest bearing deposits	$18,416,153	$16,566,226
Interest bearing deposits	119,402,769	112,839,852
Total deposits	137,818,922	129,406,078

Federal Home Loan Bank advances	11,012,861	11,025,678
Other liabilities	1,219,145	1,065,666
Total liabilities	150,050,928	141,497,422

Stockholders’ equity:
Common stock, $1.25 par value, 500,000 shares authorized and 316,848 outstanding	396,060	396,060
Additional paid-in capital	3,409,697	3,409,697
Retained earnings	13,597,292	12,408,603
Unrealized gain on available-for-sale securities, net of tax	406,816	629,920
Total stockholders’ equity	17,809,865	16,844,280

Total liabilities and stockholders’ equity	$167,860,793	$158,341,702

The accompanying notes are an integral part of these financial statements.

JACKSON BANK & TRUST

STATEMENTS OF INCOME

	For the year ended December 31,
	2004	2003

Interest income:
Interest and fees on loans	$6,740,930	$6,483,720
Investments and interest bearing deposits	1,708,764	1,756,634
Federal funds sold	14,374	14,834
	8,464,068	8,255,188
Interest expense:
Interest on deposits	2,226,079	2,333,959
Interest on borrowings	383,933	418,455
	2,610,012	2,752,414

Net interest income	5,854,056	5,502,774

Non-interest income:
Service charges on deposit accounts	936,372	842,204
Origination fees on mortgages sold	222,701	351,652
Net investment securities gains	27,377	29,936
Other	456,768	428,346
	1,643,218	1,652,138

Non-interest expenses:
Salaries and employee benefits	2,847,034	2,799,221
Occupancy costs	679,027	684,324
Other	1,595,751	1,543,052
	5,121,812	5,026,597

Income before income taxes	2,375,462	2,128,315

Provision for income taxes	651,300	553,000

Net income	$1,724,162	$1,575,315

Net income per share - basic and diluted	$5.44	$4.97

Weighted average common shares - basic and diluted	316,848	316,848

The accompanying notes are an integral part of these financial statements.

JACKSON BANK & TRUST

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

Years Ended December 31, 2004 and 2003

	Common Stock		Additional Paid-in	Retained	Net Unrealized Gain (Loss) On Available-for-
	Shares	Par Value	Capital	Earnings	Sale Securities	Total

Balance, December 31, 2002	316,848	$396,060	$3,409,697	$11,261,033	$651,141	$15,717,931
Comprehensive income:
Net Income				1,575,315		1,575,315
Other comprehensive income, net of deferred tax:
Net change in unrealized gain on available-for-sale adjustment securities, net of reclassification adjustment and tax effects					(21,221)	(21,221)
Total comprehensive income						1,554,094
Cash dividend				(427,745)		(427,745)
Balance, December 31, 2003	316,848	396,060	3,409,697	12,408,603	629,920	16,844,280

Comprehensive income:
Net Income				1,724,162		1,724,162
Other comprehensive income, net of deferred tax:
Net change in unrealized gain on available-for-sale securities, net of reclassification adjustment and tax effects					(223,104)	(223,104)
Total comprehensive income						1,501,058
Cash dividend				(535,473)		(535,473)
Balance, December 31, 2004	316,848	$396,060	$3,409,697	$13,597,292	$406,816	$17,809,865

The accompanying notes are an integral part of these financial statements.

JACKSON BANK & TRUST

STATEMENTS OF CASH FLOWS

	For the year ended December 31,
	2004	2003
Cash flows from operating activities:
Net income	$1,724,162	$1,575,315
Adjustments to reconcile net income to net cash provided by operating activities:
Investment securities amortization, net	88,711	211,848
Depreciation	396,632	380,617
Deferred income taxes	-	24,000
Gain on sale of investment securities	(27,377)	(29,936)
Loss on sale of repossessed property	72	29,786
Loss on sale of other real estate	22,401	-
Gain on sale of bank premises and equipment	(79,604)	-
Decrease in interest receivable	23,803	31,724
Increase in other assets	(270,071)	(394,278)
Increase in other liabilities	291,911	371,009
Net cash provided by operating activities	2,170,640	2,200,085

Cash flows from investing activities:
(Increase) decrease in interest bearing deposits with other banks	47,806	(34,010)
Purchases of available-for-sale securities	(11,789,948)	(16,914,025)
Proceeds from maturities, paydowns, and calls of available-for-sale securities	6,051,173	18,106,746
Proceeds from sales of available-for-sale securities	7,405,994	1,196,892
Proceeds from calls of available for sale securities	1,000,000	-
Increase in loans	(12,132,167)	(11,277,421)
Purchase of bank premises and equipment	(543,669)	(228,036)
Proceeds from sales of bank premises and equipment	322,206	-
Additions to other real estate	(337,360)	-
Proceeds from sales of other real estate	335,998	179,362
Additions to repossessed property	(32,500)	-
Proceeds from sales of repossessed property	29,501	18,668
Increase in FHLB stock	(71,300)	(69,400)
Net cash used by investing activities	(9,714,266)	(9,021,224)

Cash flows from financing activities:
Increase (decrease) in noninterest bearing deposits	1,849,928	(84,051)
Increase in interest bearing deposits	6,562,917	6,126,683
Decrease in FHLB borrowings	(12,818)	(44,146)
Dividends paid	(535,473)	(427,745)
Net cash provided by financing activities	7,864,554	5,570,741

Increase (decrease) in cash and cash equivalents	320,928	(1,250,398)

Cash and cash equivalents - beginning of year	4,151,681	5,402,079

Cash and cash equivalents - end of year	$4,472,609	$4,151,681

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest	$2,604,790	$2,788,125
Income taxes	723,843	528,998

Decrease in unrealized gain on securities available for sale	361,536	29,454

The accompanying notes are an integral part of these financial statements.

JACKSON BANK & TRUST

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Organization and Description of Business

Jackson Bank & Trust is a state chartered financial institution which serves as a full service bank in its trade area, with offices in Jackson and Putnam County, Tennessee. The bank makes investments in debt securities and federal funds with other banks and grants commercial, installment and residential mortgage loans throughout its trade area. The bank's primary deposit products are interest bearing checking accounts and certificates of deposits. Although the bank has diversified investment and loan portfolios, a substantial portion of the portfolios are invested in United States and federal agency obligations and borrowers with real estate pledged as collateral.

Investment Securities

Available-for-sale securities are carried at fair value with unrealized gains and losses reported separately, net of tax, through a separate component of stockholders’ equity. Gains and losses on sales of securities are determined on the specific identification method.

Declines in the fair value of individual available-for-sale securities below their cost, that are other than temporary, result in write-downs of the individual securities to their fair value. The related write-downs are included in earnings as realized losses. The amortization of premiums and accretion of discounts are recognized in interest income using methods approximating the interest method over the period to maturity.

Loans Receivable

Loans receivable that management has the intent and ability to hold for the foreseeable future, or until maturity or pay-off, are reported at their outstanding principal balance, net of any charge-offs. Interest is calculated by using the simple interest method on the principal amount outstanding.

A loan is impaired when, based on current information and events, it is probable that the bank will be unable to collect all amounts due according to the contractual terms of the loan agreement. Impaired loans are measured based on the present value of expected future cash flows discounted at the loan’s effective interest rate, or as a practical expedient, at the loan’s observable market price or the fair value of the collateral if the loan is collateral-dependent. When the fair value of the impaired loan is less than the recorded investment in the loan, the impairment is recorded through a specific reserve allocation which is a component of the allowance for loan losses.

JACKSON BANK & TRUST

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued:

Loans, including impaired loans, are generally classified as nonaccrual if they are past due as to maturity or payment of principal or interest for a period of more than 90 days, unless such loans are well collateralized and in the process of collection. If a loan or a portion of a loan is classified as doubtful or is partially charged off, the loan is generally classified as nonaccrual. At management’s discretion, loans that are on a current payment status or past due less than 90 days may also be classified as nonaccrual if repayment in full or principal and/or interest is in doubt.

The accrual of interest on impaired loans is discontinued when, in management’s opinion, the borrower may be unable to meet payments as they become due. Interest income is subsequently recognized only to the extent that cash payments are received. Loans are charged off when they are deemed uncollectible by management. Loans are considered to be past due if they have not been collected according to contractual terms.

Allowance for Loan Losses

The allowance for loan losses is maintained at a level which, in management's judgment, is adequate to absorb potential losses inherent in the loan portfolio. The amount of the allowance is based on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans, and economic conditions. Allowances for impaired loans are generally determined based on collateral values or grading of loans and comparing them to a historical moving average. The allowance is increased by a provision for loan losses, which is charged to expense and reduced by charge-offs, net of recoveries. Changes in the value of impaired loans are charged or credited to the allowance for loan losses. Because of uncertainties inherent in the estimation process, management's estimate of credit losses and the related allowance may change in the near term. Therefore, the amount of the change that is reasonably possible cannot be estimated.

Premises and Equipment

Land is carried at cost. Premises and equipment are stated at cost less accumulated depreciation. Expenditures for repairs, maintenance and minor improvements are charged to expense as incurred and additions and improvements that significantly extend the lives of assets are capitalized. Upon sale or other retirement of depreciable property, the cost and related accumulated depreciation are removed from the related accounts and any gain or loss is reflected in operations.

Depreciation is provided using the straight-line method over the estimated lives of the depreciable assets.

JACKSON BANK & TRUST

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued:

Other Real Estate Owned

Real estate properties acquired through, or in lieu of, loan foreclosure are to be sold and are initially recorded at the lower of the bank’s carrying amount or fair value less estimated selling cost at the date of foreclosure. After foreclosure, valuations are periodically performed by management, and the real estate is carried at the lower of carrying amount or fair value less cost to sell. Revenues and expenses from operations and changes in the valuation allowance are included in loss on foreclosed real estate.

Other real estate owned totaled $88,300 as of December 31, 2004 and $109,340 as of December 31, 2003.

Advertising Costs

All costs associated with advertising and promotion are expensed in the year incurred. Advertising expense for the years ended December 31, 2004 and 2003 amounted to $75,790 and $94,286, respectively.

Income Taxes

Income taxes are provided for the tax effects of the transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets and liabilities are reflected at income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Statement of Cash Flows

For purposes of the Statement of Cash Flows, cash and cash equivalents are comprised of cash on hand, demand deposits in other banks and federal funds sold.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

JACKSON BANK & TRUST

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued:

The determination of the adequacy of the allowance for loan losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions. In connection with the determination of the estimated losses on loans, management obtains independent appraisals for significant collateral. While management uses available information to recognize losses on loans, further reductions in the carrying amounts of loans may be necessary based on changes in local economic conditions or other factors. Because of these factors, it is reasonably possible that the estimated losses on loans may change materially in the near term. However, the amount of the change that is reasonably possible cannot be estimated.

Concentrations of Credit Risk

The bank has federal funds sold to and amounts due from correspondent banks in excess of federally insured deposit amounts. The bank monitors the capital adequacy of these other institutions on a quarterly basis.

Federal Home Loan Bank

The bank has a restricted investment of $ 1,803,600 for 2004 and $1,732,300 for 2003 in Federal Home Loan Bank stock. This is a required investment which is nontransferable as stipulated by the Federal Home Loan Bank advance program. The bank has Federal Home Loan Bank advances of $11,012,861 for 2004 and $11,025,678 for 2003. These advances are secured by a blanket pledge of collateral consisting of all of the bank’s liens on 1-4 family residential properties. The bank has 1-4 family residential property liens of approximately $59,380,000 for 2004 and $53,020,000 for 2003.

Fair values of Financial Instruments

Statement of Financial Accounting Standards No. 107, Disclosures about Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. Statement No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. It is the opinion of management that in the current rate environment and with the average length of the maturities in the portfolios, no material differences exist between the carrying amount reported in the balance sheet and the fair market value.

JACKSON BANK & TRUST

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued:

The following methods and assumptions were used by the bank in estimating its fair value disclosures for financial instruments:

Cash and cash equivalents: The carrying amounts reported in the balance sheet for cash, due from banks and federal funds sold, approximate those assets' fair values.

Investment securities: Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

Loans: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying amounts. The fair values for other loans are estimated using discounted cash flow analysis, based on interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Loan fair value estimates include judgments regarding future expected loss experience and risk characteristics. The carrying amount of accrued interest receivable approximates its fair value.

Deposits: The fair values for demand deposits are, by definition, equal to the amount payable on demand at the reporting date. The fair values for certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated contractual maturities on such time deposits. The carrying amount of accrued interest payable approximates fair value.

Stock Option Plan

The Board of Directors has established the Incentive Stock Option and Nonstatutory Stock Option Plan (the Plan) which provides for the granting of stock options for the purchase of up to an aggregate of 89,929 shares of common stock to key employees and directors. The Board, upon recommendation of the Compensation Committee (the Committee), has the discretion to grant nonstatutory options to any director, incentive stock options or nonstatutory stock options to key employees, or stock option appreciation rights to any participant receiving nonstatutory stock options.

The purchase price for stock under each nonstatutory stock option shall be 100 percent of the fair market value of the stock at the time the option is granted, unless the Committee determines otherwise. The purchase price for stock under each incentive stock option shall not be less than 100 percent of the fair market value of the stock at the time the incentive stock option is granted. The Committee has not issued nonstatutory options at an exercise price less than 100 percent of the fair market value of a share of stock and, therefore, the bank has not been required to recognize compensation expense for its stock option plan.

JACKSON BANK & TRUST

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued:

The bank applies APB Opinion 25 and related Interpretations in accounting for the stock option plan. Accordingly, no compensation cost has been recognized. Had compensation cost for the bank’s stock option plan been determined based on the minimum value at the grant dates for awards under the plan consistent with the method prescribed by FASB Statement No.123, the bank’s net income for 2004 would have been adjusted from the reported amount of $1,724,162 to the pro forma amount of $1,698,826. The bank’s net income for 2003 would have been adjusted from the reported amount of $1,575,314 to the proforma amount of $1,549,979.

Per Share Data

Basic net income per share represents net income divided by the weighted average number of shares outstanding during the period. Diluted net income per share reflects additional shares that would have been outstanding if dilutive potential shares had been issued, as well as any adjustment to income that would result from the assumed issuance.

Reclassifications

Certain reclassifications have been made to the prior years’ financial statements to conform to the current year presentation.

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board issued SFAS No. 123R, Share-Based Payment, (“SFAS No. 123R”). This Statement is a revision of FASB Statement No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. Under APB No. 25, issuing stock options to employees generally resulted in recognition of no compensation cost. SFAS No. 123R requires entities to recognize the cost of employee services received in exchange for awards of equity instruments based on the grant-date fair value of those awards. The cost will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period which is usually the vesting period. No compensation cost is recognized for equity instruments for which employees do not render the requisite service. The grant-date fair value of employee share options and similar instruments will be estimated using option-pricing models adjusted for the unique characteristics of those instruments. If an equity award is modified after the grant date, incremental compensation cost will be recognized in an amount equal to the excess of the fair value of the modified award over the fair value of the original award immediately before the modification. SFAS No. 123R is effective as of January 1, 2006. The bank is currently evaluating the provisions of SFAS No. 123R to determine its impact on our future financial statements.

JACKSON BANK & TRUST

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued:

In March 2004, the FASB’s Emerging Issues Task Force (EITF) concluded its discussion of Issue No. 03-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments.” A consensus was reached regarding disclosures about unrealized losses on available-for-sale debt and equity securities accounted for under FASB Statements No. 115, “Accounting for Certain Investments in Debt and Equity Securities,” and No. 124, “Accounting for Certain Investments Held by Not-for-Profit Organizations.” The EITF provided guidance for evaluating whether an investment is other-than-temporarily impaired. Initially, this guidance was to be applied in other-than-temporary impairment evaluations made in reporting periods beginning after June 15, 2004. The EITF has subsequently delayed the effective date of this pronouncement as it relates to other-than-temporary impairment valuation pending further discussion of the definition of “other-than-temporarily impaired.” The EITF consensus also requires certain quantitative and qualitative disclosures which were effective in annual financial statements for fiscal years ending after December 15, 2003, for investments accounted for under Statements No. 115 and No.124. For all other investments within the scope of this Issue, the disclosures are effective in annual financial statements for fiscal years ending after June 15, 2004. The additional disclosures for cost method investments are effective for fiscal years ending after June 15, 2004. The EITF consensus is not expected to have a material effect on the bank’s financial statements.

In December 2003, the Financial Accounting Standards Board issued FIN 46-R, Consolidation of Variable Interest Entities, (“FIN 46-R”). This Interpretation of Accounting Research Bulletin No. 51, Consolidated Financial Statements, addresses consolidation by business enterprises of variable interest entities. FIN 46-R is to be applied to variable interest entities by January 1, 2005. The bank’s adoption of FIN 46-R will not have an impact on our financial condition or results of operations.

In December 2003, the American Institute of Certified Public Accountants issued Statement of Position 03-3, “Accounting for Certain Loans and Debt Securities Acquired in a Transfer” (SOP 03-3). SOP 03-3 addresses accounting for differences between contractual cash flows expected to be collected and an investor’s initial investment in loans or debt securities acquired in a transfer if those differences are attributable, at least in part, to credit quality. It includes loans and debt securities acquired in purchase business combinations. SOP 03-3 limits the yield that may be accreted (accretable yield) to the excess of the investor’s estimate of undiscounted expected principal, interest and other cash flows (cash flows expected at acquisition to be collected) over the investor’s initial investment in the loan. SOP 03-3 requires that the excess of contractual cash flows over cash flows to be collected (nonaccretable difference) not be recognized as an adjustment of yield, loss accrual or valuation allowance. SOP 03-3 prohibits investors from displaying accretable yield and nonaccretable difference on the balance sheet. Subsequent increases in cash flows expected to be collected generally should be recognized prospectively through adjustment of the loan’s yield over its remaining life. Decreases in cash flows expected to be collected should be recognized as an impairment. SOP 03-3 prohibits “carrying over” or creation of valuation allowances in the initial accounting of all loans acquired in a transfer that are within the scope of SOP 03-3. The prohibition of the valuation allowance carryover applies to the purchase of an individual loan, a pool of loans, a group of loans and loans acquired in a purchase business combination. SOP 03-3 is effective for loans acquired in fiscal years beginning after December 31, 2004. The bank does not anticipate that the adoption of SOP 03-3 will have a material impact on its financial condition or results of operations.

JACKSON BANK & TRUST

NOTES TO FINANCIAL STATEMENTS

NOTE 2 - INVESTMENT SECURITIES:

The amortized cost and fair values of investments in debt securities are as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value

2004
Securities available-for-sale
Obligations of federal agencies	$5,154,034	$17,721	$22,295	$5,149,460
Mortgage-backed securities	19,317,687	126,474	36,499	19,407,662
State, county and municipal	14,144,451	552,514	0	14,696,965
Corporate securities	1,595,958	21,324	0	1,617,282
Total	$40,212,130	$718,033	$58,794	$40,871,369

2003
Securities available-for-sale
Obligations of federal
Agencies	$7,671,862	$69,975	$6,281	$7,735,556
Mortgage-backed securities	17,741,229	303,603	25,604	18,019,228
State, county and municipal	14,582,479	680,861	39,263	15,224,077
Corporate securities	2,111,427	51,754	20,000	2,143,181
Other	833,687	5,729	0	839,416
Total	$42,940,684	$1,111,922	$91,148	$43,961,458

The cost of securities is determined by the specific identification method in order to calculate gross realized gains and losses. For the years ended December 31, 2004 and 2003, proceeds from sales of securities available-for-sale amounted to $7,405,994 and $1,196,892, respectively. Gross realized gains amounted to $62,457 and $30,869, respectively. Gross realized losses amounted to $35,080 and $933, respectively.

The amortized cost and estimated fair value of debt securities at December 31, 2004, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

JACKSON BANK & TRUST

NOTES TO FINANCIAL STATEMENTS

NOTE 2 - INVESTMENT SECURITIES - continued:

	Securities Available-for-Sale
	Amortized Cost	Estimated Fair Value

Due after one year through five years	$4,765,454	$4,785,841
Due after five years through ten years	10,137,850	10,418,276
Due after ten years	25,308,826	25,667,252
Totals	$40,212,130	$40,871,369

Securities carried at approximately $9,414,698 for 2004 and $8,287,781 for 2003 are pledged to secure public deposits.

The following table shows the gross unrealized losses and fair value of the bank’s investments with unrealized losses that are not deemed to be other-than-temporarily impaired, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, at December 31, 2004 and 2003.

	Less Than 12 Months		12 Months or Greater
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses

December 31, 2004
Federal Agencies	$2,666,160	$22,295	$-	$-
Mortgage-Backed	$8,936,583	$70,603	$949,453	$12,811
Municipals	$1,071,087	$6,998	$387,236	$7,376

December 31, 2003
Federal Agencies	$1,181,819	$6,281	$-	$-
Mortgage-Backed	$4,142,030	$25,604	$-	$-
Municipals	$2,711,799	$39,263	$-	$-
Corporate Bonds	$490,000	$10,000	$490,000	$10,000

JACKSON BANK & TRUST

NOTES TO FINANCIAL STATEMENTS

NOTE 2 - INVESTMENT SECURITIES - continued:

The unrealized losses on the bank’s investments were caused by interest rate increases and were not the result of changes in credit quality. The contractual terms of these investments do not permit the issuer to settle the securities at a price less than the amortized costs of the investments. Because the bank has the ability and intent to hold these investments until a recovery of fair value, which may be maturity, the bank does not consider these investments to be other-than-temporarily impaired at December 31, 2004 and 2003.

NOTE 3 - LOANS:

A summary of loans by type is shown below:

	2004	2003

Commercial and Industrial	$8,093,004	$7,466,087
Real estate	92,643,914	80,548,137
Consumer loans	10,787,105	11,760,711
Other	1,176,388	907,903
Demand deposit overdrafts	148,438	178,045
Demand deposit lines of credit	54,456	52,225
	112,903,305	100,913,108

Allowance for loan losses	(1,751,926)	(1,893,896)
	$111,151,379	$99,019,212

Loans on which the accrual of interest has been discontinued totaled approximately $613,550 for 2004 and $731,000 for 2003. If interest on such loans had been accrued, income would have increased approximately $24,000 for 2004 and $34,000 for 2003. Loans past due 90 days or more and still accruing interest totaled approximately $589,000 for 2004 and $356,000 for 2003.

JACKSON BANK & TRUST

NOTES TO FINANCIAL STATEMENTS

NOTE 4 - ALLOWANCE FOR LOAN LOSSES:

Transactions in the allowance for loan losses for the years ended December 31, 2004 and 2003, were as follows:

	2004	2003

Balance, January 1	$1,893,896	$2,042,199
Loans charged off	(209,372)	(208,445)
Recoveries	67,402	60,142
Balance, December 31	$1,751,926	$1,893,896

NOTE 5 - BANK PREMISES AND EQUIPMENT:

Bank premises and equipment, at cost were comprised of:

	2004	2003

Land	$743,889	$963,734
Buildings and leasehold improvements	3,554,022	3,378,005
Furniture and equipment	2,170,155	1,891,834
Software	365,360	361,661
Automobiles	45,055	45,055
Construction in process	-	57,720
	6,878,481	6,698,009
Accumulated depreciation	(2,538,569)	(2,262,532)
	$4,339,912	$4,435,477

Depreciation expense totaled $396,632 for 2004 and $380,617 for 2003.

NOTE 6 - DEPOSITS:

Deposit account balances at December 31, 2004 and 2003, are summarized as follows:

	2004	2003

Demand deposits	$18,416,153	$16,566,226
Interest bearing checking and savings deposits	45,222,219	38,950,910
Time deposits	74,180,550	73,888,942
	$137,818,922	$129,406,078

JACKSON BANK & TRUST

NOTES TO FINANCIAL STATEMENTS

NOTE 6 - DEPOSITS - continued:

Certificates of deposit equal to or greater than $100,000 were approximately $22,214,000 and $22,449,000 at December 31, 2004 and 2003, respectively.

At December 31, 2004, scheduled maturities of time deposits are as follows:

2005	$43,277,872
2006	19,509,935
2007	5,330,213
2008	2,517,156
2009	3,168,790
Due after five years	376,584

NOTE 7 - FEDERAL HOME LOAN BANK (FHLB) ADVANCES:

At December 31, the bank had outstanding advances from the FHLB under Blanket Agreements for Advances and Security Agreements (the Agreements). The Agreements enable the bank to borrow funds from the FHLB to fund mortgage loans and to satisfy certain other funding needs. The value of mortgage loans pledged under the Agreements must be maintained at not less than 135% of the advances outstanding. At December 31, 2004, the bank had an adequate amount of loans to satisfy the collateral requirements. A summary of the advances is as follows:

	December 31,
	2004	2003

Balance at year end	$11,012,861	$11,025,678
Range of interest rates	2.11% - 7.70%	1.16% - 7.70%
Range of maturities	2005 - 2012	2004 - 2012

The principal maturities of FHLB advances subsequent to December 31, 2004, are as follows:

2005	$2,667,000
2006	2,666,000
2007	2,667,000
2008	-
2009	3,000,000
2010 thru 2012	12,861

JACKSON BANK & TRUST

NOTES TO FINANCIAL STATEMENTS

NOTE 8 - INCOME TAXES:

The provision for income taxes for the two years ended December 31, 2004 and 2003 was comprised of:

	2004	2003
Tax currently payable:
Federal	$504,300	$407,000
State	147,000	122,000
	651,300	529,000

Deferred tax	0	24,000
	$651,300	$553,000

	December 31,
	2004	2003

Deferred tax assets:
Allowance for loan losses	$671,000		$725,000
Accrued benefits payable	308,000		213,000
Other	19,000		3,000
	998,000		941,000

Deferred tax liabilities:
Securities available for sale	252,000		391,000
FHLB stock	242,000		215,000
Premises and equipment	272,000		242,000
	766,000		848,000

Net deferred tax asset before valuation allowance	232,000		93,000

Valuation allowance	(131,000)		(131,000)

Net deferred tax asset (liability)	$101,000	$	(38,000)

The primary difference between the recorded income tax provision and the income tax provision at statutory rates results from tax exempt earnings from municipal securities.

JACKSON BANK & TRUST

NOTES TO FINANCIAL STATEMENTS

NOTE 9 - REGULATORY CAPITAL MATTERS:

The bank is subject to various regulatory capital requirements administered by its primary federal regulator, Federal Depository Insurance Corporation. Failure to meet the minimum regulatory capital requirements can initiate certain mandatory, and possible additional discretionary actions by regulators, that if undertaken, could have a direct material affect on the bank’s financial statements. Under the regulatory capital adequacy guidelines and the regulatory framework for prompt corrective action, the bank must meet specific capital guidelines involving quantitative measures of the bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The bank’s capital amounts and classification under the prompt corrective action guidelines are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the bank to maintain minimum amounts and ratios of total risk-based capital and Tier 1 capital to risk-weighted assets (as defined in the regulations), and Tier 1 capital to adjusted total assets (as defined). Management believes, as of December 31, 2004, that the bank meets all the capital adequacy requirements to which it is subject.

As of December 31, 2004, the most recent notification from the FDIC, the bank was categorized as well capitalized under the regulatory framework for prompt corrective action. To remain categorized as well capitalized, the bank will have to maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as disclosed in the table below. There are no conditions or events since the most recent notification that management believes have changed the bank’s prompt corrective action category.

The bank’s actual and required capital amounts and ratios are as follows (dollars in thousands):

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2004 2004:
Total risk based capital
(to risk weighted assets)	$18,771	17.2%	$8,725	8.0%	$10,907	10.0%
Tier 1 Capital
(to risk weighted assets)	$17,403	16.0%	$4,363	4.0%	$6,544	6.0%
Tier 1 Capital
(to adjusted total assets)	$17,403	10.4%	$6,675	4.0%	$8,344	5.0%

As of December 31, 2003 2002003:
Total risk based capital
(to risk weighted assets)	$17,459	17.6%	$7,917	8.0%	$9,896	10.0%
Tier 1 Capital
(to risk weighted assets)	$16,214	16.4%	$3,959	4.0%	$5,938	6.0%
Tier 1 Capital
(to adjusted total assets)	$16,214	10.3%	$6,279	4.0%	$7,849	5.0%

JACKSON BANK & TRUST

NOTES TO FINANCIAL STATEMENTS

NOTE 10 - RELATED PARTY TRANSACTIONS:

In the ordinary course of business, the bank has granted loans to principal officers and directors and their affiliates amounting to $292,000 at December 31, 2004 and $384,000 at December 31, 2003. During the year ended December 31, 2004, total principal additions were $289,792 and total principal payments were $381,806. These loan transactions were made on substantially the same terms as those prevailing at the time for comparable loans to other persons and neither involved more than normal risk of collectibility nor presented other unfavorable features.

Deposits from related parties held by the bank at December 31, 2004 and 2003, amounted to $1,660,986 and $1,646,312, respectively.

NOTE 11 - COMMITMENTS AND CONTINGENT LIABILITIES:

In the normal course of business, there are various outstanding commitments and contingent liabilities, such as commitments to extend credit, etc., which are not reflected in the accompanying financial statements. Commitments under standby letters of credit totaled approximately $411,060 for 2004 and $311,500 for 2003. The bank does not anticipate losses as a result of these transactions. The bank has lines of credit and unfunded loan commitments of approximately $12,132,000 for 2004 and $10,962,000 for 2003.

The bank originates applications and arranges closing of residential mortgages for a secondary market lender under a wholesale lending agreement. In very limited circumstances, the bank could be required to repurchase the subject loans. Bank management believes the possibility of having to repurchase any of these loans is extremely remote. In the event some contingent liability did exist, the amount would be undeterminable.

NOTE 12 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK:

The bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments under standby letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the statement of financial condition.

The bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments under standby letters of credit is represented by the contractual amount of those instruments (see Note 11). The bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

JACKSON BANK & TRUST

NOTES TO FINANCIAL STATEMENTS

NOTE 12 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK - continued:

Standby letters of credit are conditional commitments issued by the bank to guarantee the performance of a customer to a third party. Standby letters of credit generally have fixed expiration dates or other termination clauses and may require payment of a fee. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. The bank’s policy for obtaining collateral, and the nature of such collateral, is essentially the same as that involved in making commitments to extend credit.

The bank has not been required to perform on any financial guarantees during the past two years. The bank has not incurred any losses on its commitments in either 2004 or 2003.

NOTE 13 - BENEFIT PLANS:

The bank sponsors a qualified 401(k) plan which is available to employees having one or more years of service and who work in excess of 1,000 hours per year. Employees may voluntarily contribute 1 to 15 percent of their gross compensation on a pretax basis, and the bank makes a matching contribution of 50 percent of the amount contributed by the employee (up to 4% of compensation).

The bank also has the option of making a discretionary profit sharing contribution to the 401(k) plan on an annual basis. The employees may invest a portion of their 401(k) balance in bank stock. The bank’s contributions to the 401(k) plan for 2004 and 2003 were approximately $40,940 and $39,660, respectively.

The bank also has a deferred compensation plan covering officers and directors. Contributions to the plan are used to purchase life insurance policies and fund premiums on the policies. The present value of future benefit payments is accrued and adjusted on an annual basis. The cash surrender value of the life insurance policies totaled $3,234,360 as of December 31, 2004 and $3,123,072 as of December 31, 2003. Accrued benefits, calculated using discount rates of 8 - 8.5%, totaled $766,330 as of December 31, 2004 and $532,149 as of December 31, 2003.

The officer deferred compensation plans include a change of control benefit which results in certain payments of benefits following a change of control. As discussed in Note 16, subsequent to year-end, the bank entered into an agreement with First Security which constitutes a change of control. The bank estimates that approximately $1,331,000 will be paid out pursuant to the plans as a result of the change in control provisions including a May 12, 2005 amendment to the chairman’s plan.

JACKSON BANK & TRUST

NOTES TO FINANCIAL STATEMENTS

NOTE 14 - STOCK OPTIONS:

Options to buy stock are granted to directors and officers under the Stock Option Plan, which provides for issue of up to 89,929 options. Exercise price is the market price at date of grant, so there is no compensation expense recognized in the income statement. The maximum option term is ten years, and options may be exercised one year from the grant date.

A summary of the activity in the plan is as follows for 2004:

	Shares	Weighted Average Exercise Price

Outstanding at beginning of year	66,335	$32.03
Granted	-
Exercised	-
Forfeited or expired	-
Outstanding at end of year	66,335	$32.03

Options exercisable at year-end	66,335

Weighted-average minimum value of options granted during year	$-

Options outstanding at year-end 2004 were as follows:

	Outstanding			Exercisable
Exercise Prices	Number	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number	Weighted Average Exercise Price

$25.98	38,941	1.17 years	$25.98	38,941	$25.98
$32.21	16,626	2.33 years	32.21	16,626	32.21
$53.63	10,768	5.33 years	53.63	10,768	53.63

Outstanding at year end	66,335			66,335

JACKSON BANK & TRUST

NOTES TO FINANCIAL STATEMENTS

NOTE 15 - SUPPLEMENTAL FINANCIAL DATA

Components of other noninterest income or other noninterest expense in excess of 1% of the aggregate of total interest income and other income are as follows:

	Year Ended December 31, 2004	Year Ended December 31, 2003

Non-interest income -
Increase in cash surrender value - bank owned life insurance program	$111,288	$146,420

Noninterest expense -
Professional fees	$178,251	$188,576
Computer fees	$143,287	$129,675

NOTE 16 - SUBSEQUENT EVENT

On May 12, 2005, First Security Group, Inc. (“First Security”) and its wholly-owned subsidiary, FSBBank, N.A. (“FSGBank”) entered into an Agreement and Plan of Share Exchange (the “Agreement”) with the bank, pursuant to which, among other things, First Security will acquire 100% of the outstanding shares of common stock of the bank in exchange for $92.00 per share (the “Share Exchange”). Subsequent to the Share Exchange, it is expected that the bank will be merged with and into First Security’s wholly-owned subsidiary FSGBank, with FSGBank surviving the transaction.

Under the terms and subject to the conditions of the Agreement, which has been approved by the Boards of Directors of both First Security and the bank, at the effective time of the Share Exchange (the “Closing Date”), all of the outstanding common stock and options of the bank will be acquired by First Security for approximately $33.1 million in cash, or $92.00 per share. If the Closing Date does not occur on or before July 31, 2005, the consideration to be paid by First Security will accrue interest at the Federal Funds rate plus 1.5%.